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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 1, 2002

SONIC INNOVATIONS, INC.
(Exact name of registrant specified in its charter)

Delaware	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

2795 East Cottonwood Parkway #660 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip code)

(801) 365-2800
(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On July 1, 2002, Sonic Innovations, Inc. (NASDAQ: SNCI) (the "Registrant") dismissed its independent auditor, Arthur Andersen LLP ("Arthur Andersen") and appointed KPMG LLP as its new independent auditor, effective immediately. These actions were recommended by the audit committee of the Registrant's board and unanimously approved by the Registrant's board of directors.

        During the two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period of 2002 through the date of this report, there was no disagreement between the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of such disagreement in its reports, and there occurred no reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

        The audit reports of Arthur Andersen on the consolidated financial statements of the Registrant for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        The Registrant has requested that Arthur Andersen furnish a letter to the Securities Exchange Commission, as promptly as possible, stating whether they agree with the foregoing statements.

        During the two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period of 2002 through the date of this report, the Registrant did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SONIC INNOVATIONS, INC.
/s/ STEPHEN L. WILSON Stephen L. Wilson Vice President and CFO

Dated: July 1, 2002

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
SIGNATURES